EXHIBIT 23







               CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Ault Incorporated and Subsidiary


We hereby consent to the incorporation by reference in the Company's Registration Statement on Form S-8 (Commission
File number 33-53988), Registration Statement on Form S-8
(Commission File number 2-87376) and Registration Statement on Form S-8 (Commission file number 33-19662)and
Registration Statement on Form S-8 (Commission file number
333-4609) of our report dated July 10, 1996, which appears on page 14 of the annual report on Form 10--K for the year ended June 2, 1996.



                                 McGLADREY & PULLEN, LLP

                                 /S/ McGladrey & Pullen, LLP


Minneapolis, Minnesota
August 22, 1996